UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2005

HEARTLAND OIL AND GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-32669

(Commission File Number)

91-1918326

(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6

(Address of principal executive offices and Zip Code)

604.693.0177

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 23, 2005, we received the resignation of Richard Coglon as our President, Chief Executive Officer and Director, to be effective January 1, 2006. Mr. Coglon has been instrumental in guiding our company through our developmental and exploration stages and his assistance has been greatly appreciated.

Mr. Coglon will be replaced by Phil Winner as President, Chief Executive Officer and a Director. Mr. Winner is currently our Chief of Operations, although is resigning from this position and will be replaced by Charles Willard as Chief of Operations.

Mr. Winner has 25 years experience in the oil and gas industry. He has a Master’s degree in geology from the University of Vermont and an MBA from the University of Denver. His areas of expertise include strategic planning, operations management and business development.

During his career, he has worked on both technical and senior executive levels throughout the United States. He was Senior Production Geologist for Mobil Oil Corporation from 1982 to 1992, a consulting development geologist for Apache Corporation from 1992 to 1993, and Vice President at HS Resources, Incorporated (purchased by Kerr McGee in 2001) from 1993 to 2001. Over the last four years, Mr. Winner has successfully developed unconventional gas projects in the Uinta Basin, Green River basin, and Bourbon Arch. During 2005, Mr. Winner has served as Chief Operations Officer for Heartland Oil and Gas Corporation’s Bourbon Arch coal bed methane project in Eastern Kansas.

As noted above, we have appointed Charles B. Willard to replace Mr. Winner as Chief Operating Officer. Mr. Willard has a Bachelor’s degree in business administration and a Class A gas plant operator’s license. He brings to Heartland 30 years of experience managing field operations for a variety of independent oil companies, including Kerr McGee, The Anschutz Corporation, Consolidated Oil and Gas, ands General Atlantic. Prior to his appointment, Mr. Willard served as a consultant for Heartland and has overseen field activities and pipeline construction.

In addition, we have appointed Robert L. Poley, CPA, as our consulting Chief Financial Officer. He holds a Master’s of Science in Business Administration from the University of Denver and a Bachelor’s degree from the University of Kansas. Mr. Poley consults with small companies regarding compliance with SEC regulations and Generally Accepted Accounting Principles. From 2002 to 2004 he was a financial examiner with the SEC’s Division of Corporation Finance in Washington, D.C. Prior to his experience with the SEC, Mr. Poley served in a variety of senior financial positions at various high-tech and oil and gas firms, including Basic Earth Science Systems, Inc. From 1972 to 1976 he was an auditor with Arthur Andersen & Co., Denver, Colorado.

In addition to serving as our Chief Financial Officer, effective January 1, 2006, Mr. Poley will replace Bob Knight on the Board of Directors, who resigned his board position. Todd Mackintosh will serve as an addition to the Board of Directors, bringing the total number of directors to five. Mr. Mackintosh is an attorney practicing law for Mackintosh Law Office, LLC in Denver, and specializes in business law and litigation.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Release and Settlement Agreement with Richard Coglon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: December 30, 2005

/s/ Donald Sharpe

Donald Sharpe

Director